Exhibit 10.4

2nd AMENDMENT TO SUBLEASE

THIS 2nd AMENDMENT TO SUBLEASE (this “2nd Amendment”) dated June 9, 2016, is entered into by and between WELLSPRING BIOSCIENCES LLC, a Delaware limited liability company (“Sublandlord”), and KURA ONCOLOGY, INC., a Delaware corporation (“Subtenant”)

WHEREAS, Sublandlord and Subtenant are parties to that certain Sublease dated August 29, 2014, as amended December 18, 2014 (the “Sublease”), and desire to further amend the Sublease as set forth herein.

NOW, THEREFORE, in consideration of the various covenants and agreements hereinafter set forth, the parties agree as follows:

1.	Subleased Premises. Section 1 of the Sublease is hereby amended to add the following subparagraph (e):
“(e)

Commencing on January 2, 2016, Subtenant is hereby granted the right to the non-exclusive use of the Amenities as defined in the Master Lease and subject to the provisions of the Master Lease applicable to such Amenities.  Subtenant covenants that its use of the Amenities shall at all times comply with any and all terms, conditions and provisions of the Master Lease and with any rules and regulations established by Master Landlord and/or Sublandlord from time to time.”

2.	Term. The expiration date of the term of the Sublease with respect to the Subleased Premises is hereby extended to October 31, 2019.
3.	Rent. Section 4(a)(i) of the Sublease is hereby amended to delete the first sentence in its entirety and replace it with the following:

“In addition to Base Rent, Subtenant shall also pay to Sublandlord, (A) all Subtenant’s Proportionate Share (as defined below) of Operating Expenses (as that term is defined in Section 5 of the Master Lease), (B) commencing on January 2, 2016, all of all Subtenant’s Proportionate Share of the Amenities Fee (as that term is defined in the Master Lease), which Amenities Fee shall be considered a Premises Expense for the purposes of calculating the Proportionate Share, and (C) all Subtenant’s Proportionate Share of all other costs payable by Subtenant under the Master Lease (collectively with the Operating Expenses and Amenities Fee, “Additional Rent”).”

4.	Except as amended as described above, all other terms and conditions of the Sublease will remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this 2nd Amendment as of the date set forth above.

[Signatures on following page]

Wellspring Biosciences LLC		Kura oncology, Inc.

By:	/s/ Heidi Henson	By:	/s/ Annette North

Name:	Heidi Henson	Name:	Annette North

Title:	CFO	Title:	SVP, General Counsel